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                                                                     EXHIBIT A

                             JOINT FILING AGREEMENT


               The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock of International Microcomputer Software, Inc., dated March 15, 1999, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13(d)-1(k) under the Securities Exchange Act of 1934.

Date:   March 15, 1999                CAPITAL VENTURES INTERNATIONAL

                                      By: Heights Capital Management,
                                      pursuant to a Limited Power of
                                      Attorney, a copy of which is filed
                                      as Exhibit A to the Schedule 13G

                                         By:   /s/ Michael Spolan
                                               ----------------------------
                                               Michael Spolan, General Counsel
                                               and Secretary

Date:    March 15, 1999               HEIGHTS CAPITAL MANAGEMENT, INC.



                                          By:  /s/ Michael Spolan
                                               ------------------------------
                                               Michael Spolan, General Counsel
                                               and Secretary